UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2024, XTI Aerospace, Inc. (the “Company”) announced that, effective as of September 19, 2024, the board of directors (the “Board”) of the Company appointed Tobin Arthur as the Company’s Chief Strategy Officer.

Tobin Arthur, 56, brings over 30 years of experience in helping companies develop and implement corporate strategies focused on innovation. Mr. Arthur began his career at Starbucks Corporation when it was a newly public company where he held various leadership roles in both the operations and technology groups. He then transitioned to building, investing in and advising startups on their business strategies, including their capital development and executive recruitment. From 2011 to 2013, Mr. Arthur served as President of CureUs, a medical publishing platform. In 2013, he founded AngelMD, an online healthcare innovation community that connects clinicians, startups, and investors; since 2013 he has also served as AngelMD’s Executive Chairman. In 2017, he co-founded Catalyst Fund LP, a medtech-focused venture capital fund. In 2018, Mr. Arthur launched the Innovation4Alpha podcast which has evolved into an advisory firm focused on helping companies with strategy, storytelling and capital formation. Mr. Arthur holds a B.A. in English from the University of Southern California.

In connection with his appointment, the Company entered into an employment agreement with Mr. Arthur on September 19, 2024, effective as of such date, which sets forth the terms of Mr. Arthur’s services as Chief Strategy Officer and his compensation arrangement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Arthur is entitled to receive an annual base salary of $300,000, which may be increased by the Board from time to time in its sole discretion. In addition, the Company will pay Mr. Arthur the following compensation for his services rendered prior to the execution of the Employment Agreement: $25,000 for the period from August 1, 2024 until August 31, 2024 and $15,000 for the period from September 1, 2024 until September 18, 2024. Mr. Arthur is also entitled to receive an annual cash bonus of up to a baseline of 60% of his base salary, with the right and ability to earn up to a cap of 90% of his base salary, applying a weighted average percentage of the objective and subjective criteria and milestones set forth in the Employment Agreement, which include target amounts and target dates for equity investments received by the Company and the Company’s average market cap in addition to the completion of certain milestones in the development of the Company’s TriFan 600 aircraft. The Board will determine and award the annual cash bonus within 30 days after the end of each calendar year during Mr. Arthur’s employment period.

Pursuant to the Employment Agreement, Mr. Arthur is also eligible to participate in the Company’s incentive stock option plan, received an initial stock option grant (as described below), and may receive additional stock options or other equity incentives in the sole discretion of the Board. In addition, Mr. Arthur is entitled to vacation time, paid holidays, sick days and personal days in accordance with the Company’s policies applicable to other senior executives of the Company; provided that he is entitled to five weeks of vacation annually. Mr. Arthur is also eligible to participate in all benefit plans and programs maintained by the Company for the benefit of its senior executives. In addition, the Company agreed to reimburse Mr. Arthur for all reasonable and necessary business expenses incurred by him in connection with the performance of his duties under the Employment Agreement within a reasonable period of time after Mr. Arthur’s submission of expense vouchers, in accordance with Company’s expense reimbursement policies.

Mr. Arthur’s employment agreement term ends on December 31, 2025, with one automatic one-year extension to December 31, 2026, unless either party provides prior notice of non-renewal on or before March 31, 2025. The Employment Agreement provides that Mr. Arthur’s receipt of compensation following termination of employment is subject to his execution of a release releasing all claims against the Company and its executives, directors and employees, other than as prohibited by law. If Mr. Arthur is terminated without cause (other than due to death or disability) or if he resigns for good reason (as such terms are defined in the Employment Agreement), then Mr. Arthur will be entitled to (i) a severance payment equivalent to the base salary that would have been paid to him through the end of the employment period, (ii) payment for any unused vacation accrued to the date of termination, (iii) payment for any accrued but unpaid expenses through the date of termination and (iv) any benefits to which he may be entitled upon termination pursuant to the terms of any applicable plans and programs or as may be required by applicable law. If Mr. Arthur terminates for good reason, in addition to the foregoing compensation and benefits, he is entitled to receive reimbursements of premium payments for continuation coverage under applicable state or federal law, in the event he elects such continuation coverage, for the remainder of his employment period, or, if longer, for a period of six months after termination of employment. The Employment Agreement also includes provisions governing Company confidential information. If Mr. Arthur is terminated for cause, then immediately following such termination, he is entitled only to any unpaid compensation and unreimbursed expenses.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with Mr. Arthur’s appointment, the Company entered into its standard form of indemnification agreement with Mr. Arthur. The form of the indemnification agreement was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

There is no arrangement or understanding pursuant to which Mr. Arthur was appointed to the position of Chief Strategy Officer of the Company other than as set forth in the Employment Agreement. There are no family relationships between Mr. Arthur and any director or executive officer of the Company, and Mr. Arthur has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Employment Agreement, the Compensation Committee of the Board granted Mr. Arthur stock options to purchase 1,171,875 shares of the Company’s common stock under the Company’s 2018 Employee Stock Incentive Plan, as amended. The stock options have a grant date of September 19, 2024 and an exercise price of $0.473 per share. The stock options vest 1/3rd annually over three years starting from August 1, 2024, and expire ten years after the grant date.

The foregoing description of the stock option award does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Incentive Stock Option Agreement filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release announcing the appointment of Mr. Arthur as the Company’s Chief Strategy Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated September 19, 2024, by and between XTI Aerospace, Inc. and Tobin Arthur.
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2024).
10.3	2018 Employee Stock Incentive Plan Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K filed with the on March 31, 2021).
99.1	Press Release, dated September 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: September 23, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

3